Exhibit 99.1

Great Elm Capital Corp. DECLARES SPECIAL DISTRIBUTION OF $0.05 PER SHARE

WALTHAM, MA, December 20, 2019 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced that its Board of Directors declared a special distribution of $0.05 per share, which is payable on January 27, 2020 to stockholders of record as of December 27, 2019.

“We are pleased to announce a year-end special distribution for the third consecutive year,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “When combined with our $1.00 annual base distribution, this $0.05 special distribution brings our 2019 total distributions to $1.05, representing a total distribution yield of approximately 11.6% on our 9/30/19 NAV.”

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

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